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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DYNAMIC MATERIALS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DYNAMIC MATERIALS CORPORATION
5405 Spine Road
Boulder, Colorado 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2009

To the Stockholders of DYNAMIC MATERIALS CORPORATION:	April 24, 2009

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DYNAMIC MATERIALS CORPORATION, a Delaware corporation, will be held on June 4, 2009, at 8:30 a.m. local time at the St. Julien Hotel, 900 Walnut Street, Boulder, Colorado, for the following purposes:

          1.     To elect six directors to hold office until the 2010 Annual Meeting of Stockholders.

          2.     To approve the Company's Performance-Based Plan.

          3.     To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

          4.     To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        The Board of Directors has fixed the close of business on April 13, 2009, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement thereof.

        This year, like many companies, we are taking advantage of the new "Notice and Access" method recently approved by the Securities and Exchange Commission that allows companies to provide proxy materials to stockholders via the Internet. On or about April 24, 2009, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials which contains specific instructions on how to access Annual Meeting materials via the Internet, as well as instructions on how to request paper copies. We believe this process should provide a convenient way to access your proxy materials and vote. The Proxy Statement and the Annual Report for the fiscal year ended December 31, 2008 are available at www.edocumentview.com/boom.

By Order of the Board of Directors,
/s/ RICHARD A. SANTA RICHARD A. SANTA Senior Vice President, Chief Financial Officer and Secretary

Boulder, Colorado

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FOLLOW THE INSTRUCTIONS PROVIDED TO YOU AND VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES OF RECORD ARE HELD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

DYNAMIC MATERIALS CORPORATION
5405 Spine Road
Boulder, Colorado 80301

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2009

 INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The Board of Directors (the "Board") of Dynamic Materials Corporation, a Delaware corporation, is soliciting proxies for use at the Annual Meeting of Stockholders to be held on June 4, 2009, at 8:30 a.m., local time, or at any adjournment or postponement thereof, for the purposes described in this proxy statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the St. Julien Hotel, which is located at 900 Walnut Street, Boulder, Colorado. On or about April 24, 2009, we will mail to all stockholders entitled to vote at the meeting, a Notice of Internet Availability of Proxy Materials that contains specific instructions on how to access Annual Meeting materials via the Internet, as well as instructions on how to request paper copies. Unless the context otherwise requires, references to "the company," "we," "us" or "our" refer to Dynamic Materials Corporation.

Solicitation

        We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies via the Internet may be supplemented by mail, telephone, telegram, or personal solicitation by our directors, officers, or other regular employees. No additional compensation will be paid to directors, officers, or other regular employees for such services.

Outstanding Shares and Quorum

        Only holders of record of common stock at the close of business on April 13, 2009, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 13, 2009, we had 12,851,377 shares of common stock outstanding and entitled to vote. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        A majority of the outstanding shares of common stock entitled to vote represented in person or by proxy will constitute a quorum at the Annual Meeting. However, if a quorum is not represented at the Annual Meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than by announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the originally scheduled meeting.

Voting Rights

        Votes cast by proxy or in person will be counted by one or more persons appointed by us to act as inspectors (the "Election Inspectors") for the Annual Meeting. The Election Inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum and for determining the outcome of any matter submitted to the stockholders for a vote.

        Broker non-votes occur when a broker holding stock in street name votes the shares on some matters but not others. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instruction from the beneficial owner of the stock but are not permitted to vote on non-routine matters. The missing votes on non-routine matters are deemed to be "broker non-votes." The Election Inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum.

        Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Abstentions and broker non-votes are considered neither votes "for" nor "against." Proxies may not be voted for a greater number of persons than the six named nominees. It is intended that unless authorization to vote for one or more nominees for director is withheld, proxies will be voted for the election of all of the nominees named in this Proxy Statement.

        Our performance-based plan will be approved if the number of votes of authorized shares of our common stock cast in favor of the respective proposal exceeds the votes cast opposing the proposal. Abstentions and broker non-votes are considered neither a vote "for" nor "against" this proposal.

        The selection of our auditors will be ratified and our performance-based plan will be approved in each case if the number of votes of authorized shares of our common stock cast in favor of the respective proposal exceeds the votes cast opposing the proposal. Abstentions and broker non-votes are considered neither a vote "for" nor "against" this proposal.

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time prior to the Annual Meeting. It may be revoked by filing with our Secretary at our principal executive office, 5405 Spine Road, Boulder, Colorado 80301, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. If no direction is indicated, the shares will be voted FOR each of the proposals set forth in this proxy statement. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Annual Meeting.

Stockholder Proposals

        Proposals of stockholders that are intended to be presented at our 2010 Annual Meeting of Stockholders must be received by us not later than December 31, 2009, in order to be included in the proxy statement and proxy relating to that annual meeting.

        Notice of any stockholder proposal to be considered at our 2010 Annual Meeting, but not included in the proxy materials, must be submitted in writing and received by us not later than 60 days prior to the first anniversary of this year's annual meeting date; provided, however, that in the event that fewer than 70 days' notice or public announcement of the date of the meeting is given or made to stockholders, to be timely, notice by the stockholder must be received not later than the close of business of the tenth day following the day on which we first publicly announce the meeting date.

 PROPOSAL 1

ELECTION OF DIRECTORS

        There are six nominees for election to the Board. Each director to be elected will hold office until the 2010 Annual Meeting of Stockholders. In any event, a director elected pursuant to this proxy statement will hold office until his successor is elected and is qualified, or until such director's earlier death, resignation, or removal.

        Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Corporate Governance and Nominating Committee may propose. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

NOMINEES

        The names of the nominees and certain information about them are set forth below.

Name	Position	Age
Dean K. Allen	Chairman of the Board	73
Yvon Pierre Cariou	Director, President and Chief Executive Officer	63
Richard P. Graff	Director	62
Bernard Hueber	Director	67
Gerard Munera	Director	73
Rolf Rospek	Director	51

        Dean K. Allen.    Mr. Allen has served as a director since July 1993 and Chairman of the Board since May 2006. In January 2001, Mr. Allen retired as President of Parsons Europe, Middle East and South Africa, a position he had held since February 1996. Mr. Allen was Vice President and General Manager of Raytheon Engineers and Constructors, Europe, from February 1994 to December 1995. Earlier in his career, Mr. Allen served as Executive Vice President of Fluor Corporation, where he was employed for 25 years.

        Yvon Pierre Cariou.    Mr. Cariou has served as our President and Chief Executive Officer since November 2000 and as a director since May 2006. From March 2000 to November 2000, Mr. Cariou was a consultant who performed research and development projects for the oil industry and market research for a start-up company. From November 1998 to March 2000, Mr. Cariou was President and Chief Executive Officer of Astrocosmos Metallurgical Inc., a division of Groupe Carbone Lorraine of France, involved in the design and fabrication of process equipment for the chemical and pharmaceutical industries. From September 1993 to September 1998, Mr. Cariou was a Partner and Vice President Sales and Marketing of Hydrodyne/FPI Inc., an aerospace components manufacturer specializing in liquid propulsion. From January 1991 to September 1993, Mr. Cariou was President of MAINCO Corp., an elevator design, build and service company and a division of Nu-Swift, a public company based in the United Kingdom. Earlier in his career, Mr. Cariou served as President and Chief Executive Officer of L.A. Water Treatment Inc., an industrial and municipal water treatment systems company and a subsidiary of London-based Thames Water Plc and as President and Chief Executive Officer of Goldsworthy Engineering, a specialist in the engineering and manufacture of automated systems for the laying of aerospace composite materials. He also spent fifteen years with Carbone Lorraine, a global industrial components manufacturer, where he held various executive positions in France and the United States, including President of Carbone USA Corp.

        Richard P. Graff.    Mr. Graff has served as a director since June 2007. He is a retired partner of PricewaterhouseCoopers LLP where he served as the audit leader in the United States for the mining industry, until his retirement on December 31, 2001. Mr. Graff began his career with PricewaterhouseCoopers LLP in 1973. Since his retirement, Mr. Graff has been a consultant to the mining industry and, most recently, has served as a member of a Financial Accounting Standards Board task force for establishing accounting and financial reporting guidance in the mining industry. He received his undergraduate degree in Economics from Boston College and his post-graduate degree in Accounting from Northeastern University. He currently serves on the board of directors of Yamana Gold Inc and Anatolia Minerals Development Limited.

        Bernard Hueber.    Mr. Hueber rejoined the Board in June 2006; previously, he served as a director from June 2000 to June 2005 and was Chairman of the Board from June 2000 until June 2002. From 1990 to December 2001, Mr. Hueber served as the Chairman of the Board and Chief Executive Officer of Nobel Explosifs France. From January 2002 until his retirement from Groupe SNPE in June 2002, Mr. Hueber served as General Manager of Groupe SNPE's Industrial Explosives operating unit. Following his retirement from Groupe SNPE in June 2002 and until January 2008, Mr. Hueber was the Secretary General of the Federation of European Explosives Manufacturers (FEEM). During this time, Mr. Hueber also worked as an Independent Consultant. From June 2003 to June 2007, Mr. Hueber served as a Director of Financiere Harle Bickford & Cie and its subsidiary Davey Bickford & Smith. These companies are involved in pyrotechnics for the explosives and automotive industries and in radio communication.

        Gerard Munera.    Mr. Munera has served as a director since September 2000. From October 1996 to the present, Mr. Munera has been General Manager of Synergex Group LLC, a personally controlled holding company with diversified investments, including real estate, securities, gold mining and high technology industries. Mr. Munera is also a director of Mag Industries Corporation and Nevsun Resources Ltd. Between 1990 and 1991, Mr. Munera was Senior Vice President of Corporate Planning and Development and a member of the Executive Committee of RTZ plc. Between 1991 and 1994, Mr. Munera was President of Minorco (USA), a diversified $1.5 billion natural resources group. From 1994 to October 1996, Mr. Munera was Chairman and CEO of Latin American Gold Inc., a gold exploration and mining company.

        Rolf Rospek.    Mr. Rospek has served as Chief Executive of our DYNAenergetics subsidiary since it was acquired on November 15, 2007 and as a director since that same date. From October 2001 to November 15, 2007, Mr. Rospek was Chief Executive Officer and a managing director of DYNAenergetics Beteiligungs GmbH. From April 1993 to October 2001, Mr. Rospek was employed by Dynamit Nobel where he served in various sales, marketing and management positions, including general manager of their DYNA well business unit from March 1998 to October 2001 and general manager of their Dynaplat business unit from March 1999 to October 2001. Prior to joining Dynamit Nobel, Mr. Rospek served as general manager of the logging department of Preussag, Erdöl und Erdgas GmbH, an oil and gas company that is now a subsidiary of Gaz de France. For several years during the 1980's, Mr. Rospek worked for Atlas Wireline Services—which is now part of Baker Hughes and operates under the name Baker Atlas—where he held various engineering and management positions in Germany, England, Italy, and Holland.

Requisite Vote

        Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Abstentions and broker non-votes are considered neither votes "for" nor "against."

THE BOARD RECOMMENDS
A VOTE "FOR" EACH NAMED NOMINEE

Executive Officers

        The following individuals serve as our executive officers. Each executive officer is appointed by the Board and serves at the pleasure of the Board, subject to the terms of the employment agreement described under "Executive Compensation."

Name	Position	Age
Yvon Pierre Cariou	President and Chief Executive Officer	63
Richard A. Santa	Senior Vice President, Chief Financial Officer and Secretary	58
John G. Banker	Senior Vice President, Customers and Technology	62

        Yvon Pierre Cariou.    Information regarding Mr. Cariou, our President and Chief Executive Officer, is provided under Proposal 1 of this proxy statement under the caption, "Nominees."

        Richard A. Santa.    Mr. Santa has served as our Senior Vice President, Chief Financial Officer and Secretary since January 2008; our Vice President, Chief Financial Officer and Secretary from October 1996 to December 2007; and our interim Chief Financial Officer from August 1996 to October 1996. Prior to joining us in August 1996, Mr. Santa was Corporate Controller of Scott Sports Group Inc. from September 1993 to April 1996. From April 1996 to August 1996, Mr. Santa was a private investor. From June 1992 to August 1993, Mr. Santa was Chief Financial Officer of Scott USA, a sports equipment manufacturer and distributor. Earlier in his career, Mr. Santa was a senior manager of PricewaterhouseCoopers LLP, where he was employed for ten years.

        John G. Banker.    Mr. Banker has served as our Senior Vice President, Customers and Technology since January 2008 and our Vice President, Marketing and Sales, Clad Metal Division from June 2000 to December 2007. From June 1996 to June 2000, Mr. Banker was President of CLAD Metal Products, Inc. From June 1977 to June 1996, Mr. Banker was employed by us and served in various technical, sales and management positions. Mr. Banker held the position of Senior Vice President, Sales and New Business Development from June 1991 to July 1995.

Board of Directors

  Meeting Attendance

        Directors are encouraged to attend our Annual Meeting of Stockholders. Three of our directors attended the 2008 Annual Meeting of Stockholders held on June 5, 2008.

        During the fiscal year ended December 31, 2008, each of our current directors attended more than 75% of the aggregate of (i) the number of meetings of the Board held during the period in which he was a director and (ii) the number of meetings of the committees on which he served.

  Director Independence

        The Board has determined that four of our six current directors, Messrs. Allen, Graff, Hueber and Munera, all of whom are up for re-election, are "independent" directors as defined in Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules promulgated by the Securities and Exchange Commission ("SEC") thereunder, and the applicable rules of the NASDAQ. In making its determinations of independence, in addition to consideration of the relevant SEC and NASDAQ rules, the Board considered factors for each director such as any other directorships, any employment or consulting arrangements, and any relationship with our customers or suppliers. Mr. Cariou, our President and Chief Executive Officer, and Mr. Rospek, the Chief Executive of DYNAenergetics, are the only Board members who are not independent based on these criteria. All members of the Audit

Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee are independent directors.

        Our independent, non-executive directors hold regularly scheduled meetings in executive session, at which only independent, non-executive directors are present.

  Board Committees and Meetings

        During the fiscal year ended December 31, 2008, the Board held six meetings, including one telephonic meeting. The Board currently has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. In addition, this past year the Board has assigned two of its independent directors to be members of the Quality and Safety Committee which is composed of directors and various managers of the Company.

  The Audit Committee

        The Audit Committee meets with our independent registered public accounting firm at least four times a year to (i) review the results of the annual audit and discuss the financial statements; (ii) appoint the independent registered public accounting firm; and (iii) receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. For the full year ended December 31, 2008, Messrs. Graff, Allen, Hueber and Munera were members of the Audit Committee, with Mr. Graff serving as Chairman. All members of the Audit Committee are non-employee directors whom the Board has determined to be "independent" as that concept is defined in Section 10A of the Exchange Act, the rules promulgated by the SEC thereunder, and the applicable rules of the NASDAQ. The Audit Committee has determined that Mr. Graff qualifies as an "audit committee financial expert" under the rules of the SEC. The Audit Committee met five times during the 2008 fiscal year.

        In June 2000, the Board adopted a written Charter of the Audit Committee. The Charter of the Audit Committee, which was revised in April 2004, requires the Audit Committee be comprised of three or more independent directors, at least one of whom has relevant financial or accounting experience. The Charter of the Audit Committee was also revised in April 2007 to charge the Audit Committee with the responsibility of reviewing any related party transactions for potential conflicts of interest pursuant to our Related Party Transaction Policy and Procedures, which are described in more detail under, "Certain Relationships and Related Transactions." The Charter of the Audit Committee may be viewed on our website, www.dynamicmaterials.com.

  The Compensation Committee

        The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and non-employee directors under our stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During the fiscal year ended December 31, 2008, the Compensation Committee was composed of Messrs. Allen, Hueber and Munera, with Mr. Allen serving as the Chairman. All members of the Compensation Committee are non-employee directors whom the Board has determined to be "independent" as that concept is defined in Section 10A of the Exchange Act, the rules promulgated by the SEC thereunder, and the applicable rules of the NASDAQ. The Compensation Committee met in person three times during the 2008 fiscal year.

        In August 2006, the Board adopted a written Charter of the Compensation Committee. The Charter of the Compensation Committee was revised in April 2007 to charge the Compensation Committee with responsibility for reviewing and discussing the Compensation Discussion and Analysis (the "CD&A") with the Company's executives and determining whether to recommend that the CD&A be included in the

Company's Annual Report or proxy statement for the Annual meeting of stockholders. The Charter of the Compensation Committee may be viewed on our website, www.dynamicmaterials.com.

        The Compensation Committee is authorized to form and delegate responsibility to subcommittees of the Compensation Committee or other persons as it deems necessary or appropriate. It is unlikely the Compensation Committee will delegate responsibilities to any subcommittee unless such subcommittees shall meet all applicable independence requirements. It is also unlikely that the Committee will delegate responsibilities to persons other than independent directors any functions that are required—under applicable law, regulation or NASDAQ rule—to be performed by independent directors.

  The Corporate Governance and Nominating Committee

        In June 2006, the Board established a Corporate Governance and Nominating Committee and adopted a Charter for the committee. During the fiscal year ended December 31, 2008, the Corporate Governance and Nominating Committee were composed of Messrs. Allen, Bernard and Munera, with Mr. Munera serving as Chairman. The main purposes of this Committee are (i) to identify and recommend individuals to the Board for nomination as members of the Board and its committees; (ii) to develop and recommend to the Board corporate governance principles applicable to the Company; (iii) to oversee the Board's annual evaluation of its performance; and (iv) to undertake such other duties as the Board may from time to time delegate to the Committee. The Corporate Governance and Nominating Committee met two times during the 2008 fiscal year. The Charter of the Corporate Governance and Nominating Committee may be viewed on our website, www.dynamicmaterials.com.

        The Corporate Governance and Nominating Committee does not have a formal policy with regard to the consideration of any director nominees recommended by its stockholders because historically we have not received recommendations from our stockholders and the costs of establishing and maintaining procedures for the consideration of stockholder nominations would have been unduly burdensome. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees recommended by Board members, management or other parties are evaluated. Any stockholder nominations proposed for Board consideration should include the nominee's name and qualifications for Board membership and should be mailed to Dynamic Materials Corporation, c/o Corporate Secretary, 5405 Spine Road, Boulder, Colorado 80301, or faxed to (303) 604-1897. We do not intend to treat stockholder recommendations in any manner differently from other recommendations.

        Qualifications for consideration as a director nominee may vary according to the particular area of expertise being sought as a complement to the existing Board composition. However, in making its nominations, the Corporate Governance and Nominating Committee considers, among other things, an individual's business experience, industry experience, financial background, breadth of knowledge about issues affecting our business, time available for meetings and consultation and other particular skills and experience possessed by the individual. The Corporate Governance and Nominating Committee has not set any minimum qualifications required for consideration as a director.

        We do not currently employ an executive search firm or pay a fee to any other third party to locate qualified candidates for director positions.

  Director Leadership of Quality and Safety Committee

        At the direction of the Board, the Company has established a Quality and Safety Committee comprised of the Company's Chief Executive Officer, two independent directors and up to three Company managers. Mr. Hueber serves as the Chairman of this Committee. Messers. Allen and Cariou are also members of this Committee, together with managers of some of the Company's U.S. and European operating divisions. The purpose of this Committee is to review, at least annually, the Company's performance in meeting its quality and safety objectives established by management and to facilitate the

Board's oversight of these critical operational issues. The Quality and Safety Committee is newly formed and did not meet in 2008. This Committee is scheduled to meet later in 2009.

  Communications with the Board

        The Board believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders desiring to send a communication to the Board, or to a specific director, may do so by delivering a letter to our Secretary at Dynamic Materials Corporation, c/o Corporate Secretary, 5405 Spine Road, Boulder, Colorado 80301 or fax to (303) 604-1897. The mailing envelope or fax cover sheet must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients of the letter are all members of the Board or certain specified individual directors. The Secretary will open such communications and make copies and then circulate them to the appropriate director or directors.

 PROPOSAL 2

APPROVAL OF THE
DYNAMIC MATERIALS CORPORATION PERFORMANCE-BASED PLAN

        On March 3, 2009, the Compensation Committee approved the Dynamic Materials Corporation Performance-Based Plan (the "Plan") for the five year period ending December 31, 2014. Based on this approval and the Board's approval, the Board is submitting the Plan for stockholder approval. Under the Plan, executive officers of the Company may receive annual cash incentive compensation based upon the achievement of a pre-established performance goal. As discussed further under the heading of "Compensation Discussion and Analysis," annual cash incentives are an integral part of the Company's compensation program. The plan is substantially similar to the Company's 2008 Short-Term Incentive Plan, which had a one year term, and which was approved by the Company's stockholders at the 2008 annual meeting.

        The Plan was designed to enable the annual bonus that may be earned by executive officers of the Company to be deductible in its entirety. Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") generally limits to $1 million the deduction that a publicly-held company may claim in any year for compensation paid to each of its executive officers. However, an exception to this deduction limit applies to qualifying "performance-based" compensation, as defined under the Code. For a program such as the Plan to qualify for the performance-based compensation exception, the Company must obtain stockholder approval of the material terms of the program, including the eligible employees, the specific formula by which the bonus is calculated or the maximum amount payable to any individual for any specified period, and the performance criteria on which performance goals are based. In addition, other requirements for deductibility must be met. The material terms that the stockholders approve constitute the framework within which the Compensation Committee would set actual performance goals. The Board recommends approval of the Plan by our stockholders, so that compensation paid in accordance with the Plan will be eligible to qualify as performance-based compensation under the Code, provided the other requirements for deductibility are met.

        Consistent with the Company's compensation philosophy, the Company expects that its incentive compensation program may result in one or more named executive officers receiving annual compensation in excess of $1 million in some years. The Board accordingly recommends approval of the Plan to make awards granted under the Plan eligible for tax deductibility and believes that stockholder approval of the Plan is in the best interests of the Company and its stockholders.

        The affirmative vote of a majority of the votes cast in person or by proxy by stockholders represented and entitled to vote at the meeting is required for approval of the Plan. If our stockholders do not approve the Plan, no payments relating to the specified performance goals under the Plan will be made to executives subject to the limits of Section 162(m) of the Code. We reserve the right to pay discretionary bonuses, or other types of compensation outside of the Plan. No executive has a guaranteed right to any discretionary bonus as a substitute for an award granted under the Plan in the event the specified performance goals are not met or that stockholders fail to approve the material terms of the Plan.

        The following is a brief description of the material features of the Plan, which is qualified in its entirety by reference to the Plan. A copy of the full text of the Plan is attached to this proxy statement as Appendix A.

Summary of the Performance-Based Plan

        Purpose.    The purpose of the Plan is to enable the Company to attract, retain, motivate, and reward qualified senior executive officers by providing them with the opportunity to earn competitive annual bonus compensation directly linked to business unit performance and overall Company performance. Compensation paid under this Plan is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, so as to be eligible for the performance-based exemption from the deduction limits imposed by Section 162(m) and to make such compensation eligible for deduction by the Company for Federal income tax purposes.

        Administration.    The Plan will be administered and interpreted by the Compensation Committee, which shall be comprised solely of two or more "outside directors" as defined in regulations and other guidance promulgated under Section 162(m). The Compensation Committee will certify the levels of attainment of the performance goals for the plan year, and calculate the amount of the award to be paid to each participant pursuant to the terms of the Plan. The Committee's determination under this Plan will be final and conclusive.

        Eligibility.    Participation in the Plan is limited to the Chief Executive Officer, the Chief Financial Officer and the Senior Vice President, Customers and Technology. As of the date of this proxy statement, Messrs. Cariou, Santa and Banker hold these executive officer positions and, thus, are eligible to participate in the Plan.

        Performance Awards.    Under the Plan, participants will be eligible to receive a bonus based upon the attainment of annual consolidated net income of the Company for the given year. The bonuses may be payable in cash or in property. The maximum amounts of potential awards for each year for each participant are determined by the following formulas:

  •
  the Chief Executive Officer is eligible for an award of 2.5% of the Company's annual consolidated net income for such year up to an amount equal to 175% of such executive's base salary effective on the first day of that year and thereafter 1.0% of the Company's consolidated net income for such year;

  •
  the Chief Financial Officer is eligible for an award of 1% of the Company's annual consolidated net income for such year up to an amount equal to 125% of such executive's base salary effective on the first day of that year and thereafter 0.5% of the Company's consolidated net income for such year; and

  •
  the Senior Vice President, Customers and Technology is eligible for an award of 1% of the Company's annual consolidated net income for such year up to an amount equal to 125% of such executive's base salary effective on the first day of that year and thereafter 0.5% of the Company's consolidated net income for such year.

        Certification of Bonus.    Following the conclusion of any year and prior to the payment of any awards, the Compensation Committee will certify in writing the levels of attainment of the performance goals for the year and calculation of the total payable award for each participant. Awards shall be paid as soon as practicable following certification by the Compensation Committee, and no later than March 15 of the year following the year covered by the award.

        Federal Income Tax Consequences.    Participants in the Plan will recognize in the year of payment ordinary income equal to the bonus award amount, which will be subject to applicable income and employment tax withholding by us. Under current guidance, we expect that awards under the Plan will satisfy the short-term deferral exception to Section 409A of the Code, which imposes restrictions on non-qualified deferred compensation arrangements.

        We expect that we will be entitled to claim a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant without regard to the $1 million per year deduction limit under Section 162(m) of the Code if the Plan is approved by our stockholders and the awards otherwise satisfy the requirements of Section 162(m) and other relevant provisions of the Code. Section 162(m) of the Code limits the deductibility of compensation paid to each of certain of our executive officers to no more than $1 million per year except for qualified performance-based compensation defined in applicable tax regulations. Generally, the executives subject to this limit consist of individuals who, on the last day of the taxable year, are the chief executive officer and the three highest compensated officers (other than the chief executive officer and the chief financial officer).

        New Plan Benefits.    The Plan is effective January 1, 2009, so long as it is approved by the stockholders prior to any payments being made pursuant to the Plan. Amounts payable under the Plan for fiscal year 2009 cannot be determined at this time since they are based on the results of operations of 2009. The New Plan Benefits table below sets forth the amounts which would have been received by the named executive officers for 2008 if the Plan had been in effect for that year:

Name and Position	Dollar Value
Yvon Pierre Cariou	$601,700
President and Chief Executive Officer
Richard A. Santa	$240,680
Senior Vice President, Chief Financial Officer and Secretary
John G. Banker	$240,680
Senior Vice President; Customers and Technology
Executive Officers as a Group	$1,083,060

        Other than our President and Chief Executive Officer, none of our directors are eligible to participate in the Plan.

Requisite Vote

        Approval of the Performance-Based Plan requires the affirmative vote of a majority of votes cast "for" approval of this Proposal 2. Abstentions and broker non-votes will be equivalent to a vote "against" this proposal.

THE BOARD RECOMMENDS
A VOTE "FOR" PROPOSAL 2.

 PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected Ernst & Young LLP ("E&Y") as our independent registered public accounting firm for the fiscal year ending December 31, 2009. E&Y has been so engaged since July 18, 2002.

        Ratification of the selection of E&Y by stockholders is not required by law. However, as a matter of internal policy, such selection is being submitted to the stockholders for ratification at the Annual Meeting and it is the present intention of the Board to continue this policy.

        A representative of E&Y will be present at the annual meeting and will be available to respond to appropriate questions. We do not anticipate that the representative will make a prepared statement at the meeting; however, he or she will be free to do so if he or she chooses.

Audit Fees

        We paid E&Y approximately $685,000 and $425,000 for aggregate fees billed for professional services rendered for the audit of our 2008 and 2007 annual financial statements and review of our 2008 and 2007 quarterly financial statements. In addition, in 2007 we paid E&Y approximately $75,000 for aggregate audit fees billed in connection with the DYNAenergetics acquisition.

Audit Related Fees

        We paid E&Y approximately $21,000 and $11,000 for aggregate fees billed for audit related fees for the 2008 and 2007 fiscal years respectively.

Tax Fees

        We paid E&Y approximately $40,000 and $46,000 for aggregate fees billed related to federal and state tax compliance during the 2008 and 2007 fiscal years respectively. We paid $159,000 during 2008 for tax advice and tax planning. We also paid approximately $338,000 during 2007 for tax advice and planning, most of which related to the DYNAenergetics acquisition.

All Other Fees

        We did not pay E&Y any fees in 2008 or 2007 for other professional services.

Audit Committee Pre-Approval Policies and Procedures

        In accordance with the SEC's rules requiring the Audit Committee to pre-approve all audit and non-audit services provided by our independent auditor, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by our independent auditor prior to the commencement of the specified services. The Audit Committee approved all services performed by E&Y in fiscal year 2008 in accordance with our formal policy on auditor independence.

Requisite Vote

        The selection of our auditors will be ratified if the number of votes of authorized shares of our common stock cast in favor of the proposal exceeds the votes cast opposing the proposal. Abstentions and broker non-votes are considered neither a vote "for" nor "against" this proposal.

THE BOARD RECOMMENDS
A VOTE "FOR" PROPOSAL 3.

 REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        As of December 31, 2008, the Audit Committee of Dynamic Materials Corporation (the "Company") was comprised of Messrs. Richard P. Graff (Chairman), Dean K. Allen, Bernard Hueber, and Gerard Munera, each of whom the Board of Directors of the Company has determined to be independent as that concept is defined in Section 10A of the Exchange Act, the rules promulgated by the SEC thereunder; and the applicable rules of the NASDAQ. As required by the revised written Charter of the Audit Committee adopted by the Board of Directors in April 2004, the Audit Committee reviewed and discussed the Company's audited financial statements with the Company's management. The Audit Committee has also discussed with Ernst & Young LLP ("E&Y"), the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended. The Audit Committee has received from E&Y the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with E&Y that firm's independence. Nothing came to the attention of the Audit Committee that caused the Audit Committee to believe that the audited financial statements contain any materially misleading information or omit any material information. Based upon these discussions and the Audit Committee's review, the Audit Committee recommended to the Board of Directors that the Company include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

        The Audit Committee also reviewed and discussed the fees paid, as listed below, to E&Y during the last two fiscal years for audit and non-audit services and has determined that the provision of the non-audit services are compatible with E&Y's independence. For fiscal year 2008, the Company paid E&Y aggregate fees of approximately $905,000. For fiscal year 2007, the Company paid E&Y aggregate fees of approximately $895,000 including $395,000 associated with our DYNAenergetics acquisition.

Audit Committee Members
Richard P. Graff, Chairman Dean K. Allen Bernard Hueber Gerard Munera

 COMPENSATION DISCUSSION AND ANALYSIS

        This section summarizes the philosophical principles, the objectives of specific programs, and other factors the Compensation Committee considered in setting compensation for our named executive officers during 2008. The section includes a discussion of:

  •
  the roles of the parties involved in executive compensation decisions,

  •
  the philosophy and objectives of our executive compensation program,

  •
  the primary elements of our executive compensation program,

  •
  compensation decisions affecting our named executive officers, and

  •
  the impact of regulatory requirements.

Roles of the Parties Involved in Executive Compensation Decisions

        Role of Compensation Committee.    Our executive compensation program is administered by our Compensation Committee. Pursuant to the Compensation Committee Charter, the Compensation Committee is to be composed of at least three non-employee directors who are also "independent directors," as defined under the applicable corporate governance rules of NASDAQ, and operates pursuant to its charter. The Compensation Committee reviews the compensation arrangements of our named executive officers and recommends certain compensation arrangements for these officers to the Board for its consideration and approval. The Compensation Committee seeks to ensure that our compensation policies and practices: (i) are consistent with our values and pay philosophy and (ii) support the successful recruitment, development and retention of executive talent who are focused on achieving our business objectives and optimizing our long-term financial returns to stockholders. Additional information regarding the Compensation Committee is contained in the section of this proxy statement entitled, "Board of Directors—Board Committees and Meetings—The Compensation Committee."

        Role of Outside Compensation Consultant.    Since early 2006, the Compensation Committee has used an outside compensation consultant, ECG Advisors, LLC ("ECG Advisors"), to assist the Compensation Committee in making compensation decisions with respect to the named executive officers. ECG Advisors is an independent firm that provides consultation services only to boards of directors and their compensation committees and does not provide any other services to us. ECG Advisors was engaged to review our overall executive officer and director compensation in comparison to other comparably sized public companies in industries similar to ours, to help the compensation committee identify the appropriate mix of compensation components (salary and short term and long term incentive bonus arrangements) for compensating the executive officers and to facilitate the Compensation Committee's determination of the executive officers' discretionary bonus payments.

        Role of Chief Executive Officer in Compensation Decisions.    The Compensation Committee reviews and approves the compensation programs for all executive officers including the named executive officers, which approvals are generally subject to review and approval by the full Board. The Performance-Based Plan was approved solely by the "outside directors" as provided by Section 162(m) of the Code. The Chief Executive Officer confers with the chairman of the Compensation Committee in determining the compensation for the executive officers other than himself.

Philosophy and Objectives of Our Executive Compensation Program

        Our compensation philosophy is to (i) provide a compensation program that attracts, motivates, and retains high-caliber managerial talent; (ii) offer compensation opportunities that are competitive with those provided by other comparable U.S. public and private companies as determined by our market research; (iii) create incentive compensation opportunities that emphasize the importance of achieving both short-term performance measures (i.e., annual) and long-term strategic goals; and (iv) sponsor incentive pay programs which are linked to stockholder value. The principal forms of executive compensation are base salary, annual performance bonuses, and equity grants, including restricted stock and stock options. The Compensation Committee reviews our compensation philosophy on an annual basis and makes periodic adjustments based on both internal and market-driven factors.

        Below is a brief summary of the objectives of our executive compensation program:

  1.
  Linkage to Our Performance.    Our executive compensation program strives to link executive compensation to our performance at the company, business/functional unit and individual levels. To this end, a sizable portion of each named executive officer's total compensation package is linked to accomplishing specific and measurable goals, including growing revenue profitably and increasing stockholder value. Executives generally will be rewarded only when and if our annual and longer-term business goals are being, or have been, achieved. Moreover, we strive to set levels of total compensation that reflect our relative performance versus that of comparable companies as determined by our market research. This linkage helps us attract highly-qualified talent, motivate executives to perform at their highest levels, reward outstanding achievement, and retain those individuals with the leadership abilities and skills necessary for building long-term value.

    We believe that the interests of our named executive officers should be closely aligned with those of our stockholders. We have historically used grants of stock options and restricted shares to reinforce a long-term focus on delivering value to stockholders. Beginning in fiscal year 2007, we established stock ownership guidelines for key executives including the named executive officers (and directors), as described in more detail below. We strongly believe that stock ownership by our executives and directors further motivates them to build long-term value by reinforcing the alignment of their interests with those of our stockholders.

  2.
  Pay Mix.    A high proportion of total pay for our named executive officers comes from incentive pay that is awarded based on the achievement of company, business/functional unit and individual goals. On average, about two-thirds or more of the total compensation packages for our named executive officers is intended to be delivered through non-salary, short-term and long-term incentives. We strive for a pay mix that reflects our compensation philosophy and performance-driven culture.

  3.
  Use of Market Research.    At the direction of the Compensation Committee, ECG Advisors researches market compensation levels and trends on an ongoing basis. This research focuses on all aspects of compensation for our named executive officers. We gather research data from several different data sources, including various executive compensation surveys of companies in basic materials/manufacturing industries with comparable annual revenues. Data for "peer group" companies in our industry is not available, however, since our competitors are foreign-owned and/or are wholly-owned subsidiaries or divisions of larger companies. Rather, we have reviewed the executive compensation packages of the following similarly-sized, public companies that operate in the somewhat related metal-fabrication industry: AZZ incorporated; Cavco Industries, Inc.; Force Protection, Inc.; the Gorman-Rupp Company; LMI Aerospace, Inc.; McGrath RentCorp; Performed Line Products Company; Sun Hydraulics Corporation; and T-3 Energy Services, Inc.

    The different aspects of research include identifying: (i) compensation levels by executive position; (ii) the overall mix of pay elements; (iii) forms of compensation provided by other companies; and (iv) other key details of certain compensation programs, such as vesting, stock ownership levels, stock ownership guidelines, benefits and perquisites provided to executives. We also research different aspects of performance, including: (a) the relationship between performance and pay; (b) a comparison of our historical performance to whatever reference group makes best sense (c) the proportion of total pay that is based on performance; and (d) the types of performance measures that are used by other companies for their annual and long-term incentive programs.

  4.
  Competitive Compensation Levels.    We operate in a highly competitive business environment; therefore, our compensation programs need to support the goal of attracting and retaining highly talented employees.

    During 2008, we compared the compensation of our named executive officers to the market data we had gathered to help establish compensation levels for each executive. We target compensation at the median of the market data for comparable senior positions at companies in basic materials/manufacturing industries with comparable annual revenues. See the preceding subsection of this proxy entitled "Compensation Discussion and Analysis—Philosophy and Objectives of Our Executive Compensation Program—Use of Market Research" for the names of these companies. We select the median as we intend not to pay compensation at levels significantly below or above the midpoint of market. Our philosophy on annual and long-term incentive compensation is that it should vary with our performance, relative to budgets, goals and expectations. For example, executives should receive above-average incentive compensation if their performance exceeds what the Board believes to be the industry's results. Thus, if our performance exceeds that of comparable companies in basic materials/manufacturing industries with comparable annual revenues, then executives may earn total compensation in an amount greater than the market-average. Compensation levels can also increase or decrease based on each named executive officer's individual performance and level of responsibility.

  5.
  Stock Ownership Guidelines.    Our Compensation Committee and Board strongly believe that the best way to strengthen the link between our named executive officers (and directors) and stockholders is to require these individuals to own a significant amount of our common stock. Within three years of the commencement of the program on January 1, 2007, the following levels are expected to be attained: our Chief Executive Officer must hold common stock with a value that is at least five times his salary; the Chief Financial Officer and the Senior Vice President, Customers and Technology must hold stock worth at least three times their respective salaries; and non-employee directors must hold stock worth at least five times their annual cash fees from serving as a director. Restricted stock and stock options are not counted for purposes of these guidelines. In granting new stock compensation for our named executive officers from time to time, the Compensation Committee may take into account whether the proposed grantee is in compliance with the stock ownership guidelines.

  6.
  Perquisites.    We provide few perquisites to our named executive officers. In 2008, the named executive officers received certain supplemental disability and life insurance benefits. Coverage under the supplemental life insurance policies for 2008 was $750,000 for our Chief Executive Officer and $415,000 for each of the other named executive officers. Also in 2008 we leased automobiles for the full year for the Chief Executive Officer, Chief Financial Officer, and the Senior Vice President, Customers and Technology. We also paid all operating expenses associated with the leased automobiles. Following ECG Advisors' review of competitive market data, they advised the Compensation Committee that the perquisites provided to our named executive officers are reasonable and within the bounds of competitive and defensible practice for comparable companies.

  7.
  Retirement Benefits.    Through the end of 2008, we did not sponsor any retirement plan for executives that would provide a pension benefit above the level provided to our other employees. We provide all eligible employees, including the named executive officers, with a 401(k) savings plan to which we make matching contributions. The 401(k) savings plan allows eligible employees to defer a percentage of their eligible compensation on a pre-tax basis, subject to the applicable dollar limit set by the Internal Revenue Service. We make a matching contribution of 100% of an employee's contribution up to 3% of eligible compensation and 50% of an employee's contribution on the next 2% of eligible compensation. In 2008, we decided to offer each of the named executive officers supplemental retirement plan compensation in the form of a restricted stock grant that vests after five additional years of employment. Additional information about these grants is contained in the sections of this proxy statement entitled "Compensation Discussion and Analysis—Primary Elements of Our Executive Compensation Program—Long-Term Incentives and Retirement Benefits" and "Grants of Plan-Based Awards in Fiscal Year-End 2008."

  8.
  Employment Contracts and Severance Protection.    Our named executive officers have employment agreements with us. The primary purpose of the employment agreements is to set forth with clarity the terms and conditions of the executive's employment, to protect us from certain business risks (e.g., disclosure of trade secrets and improper competitive conduct), and to specify our right to terminate the employment relationship under various conditions. The employment agreements also protect the executive from certain risks, including termination of employment without cause. They do not, however, provide any special terms pertaining to a change in control of the Company. A summary of the provisions of the employment agreements for our named executive officers can be found below under "Employment Agreements."

Primary Elements of Our Executive Compensation Program

        Our philosophy regarding each element of our executive compensation program is as follows:

  1.
  Base salary is what we pay our named executive officers for their efforts for doing their job, given their scope of responsibility and their accountability for results that impact our success;

  2.
  Annual incentive bonuses are what we pay our named executive officers for the short-term results of their efforts, for growing annual revenues profitably, and for other short-term tasks and initiatives that are important to our success; and

  3.
  Long-term/stock incentive compensation is what we pay executives for the long-term results of their efforts, for growing the value of the enterprise, and for enhancing value for stockholders.

        Effectively, the named executive officers receive a "commission" for their work, which is a relatively small percentage of the incremental value that their leadership efforts bring to the Company and its stockholders in terms of net profit and increased stock price. We believe that elements #2 and #3 above are pay for performance. We intend these elements to constitute the majority of our named executive officers' pay, assuming that their performance meets or exceeds our goals.

        Base Salary.    When establishing base salaries for our named executive officers, the Compensation Committee considers compensation paid for similar positions at comparable companies included in compensation surveys. Using this information, it establishes salary guidelines that reflect the responsibilities of the executive in relation to similar positions in comparable companies. The Compensation Committee considers the named executive officer's performance against certain corporate objectives, such as successful execution of our strategies; comparisons of budgeted amounts to actual amounts; and our overall profitability. Other factors, such as specific job responsibilities, length of time in their current position, and the potential for future advancement influence the Compensation Committee's final determination of salaries for the named executive officers.

        Annual Incentive Bonus.    We provide annual incentive bonus awards for our named executive officers to promote the achievement of our short-term (i.e., annual) business objectives. The amount of the incentive award varies by the extent to which the named executive officer's target objectives are achieved. At the start of each fiscal year, the Compensation Committee and the Board review and approve our performance objectives for the total Company and our named executive officers. Our objectives consist of operating, strategic, and financial goals that are considered critical to our fundamental long-term goal of building stockholder value.

        After the end of the fiscal year, the Compensation Committee evaluates the degree to which we have met our goals. It then determines individual awards by evaluating each named executive officer's performance against our or division objectives, allocating a portion of the award pool based upon the named executive officer's bonus formula. Awards are paid in cash in the following February or March.

        For 2008, each of the named executive officers had a bonus plan with a discretionary component and a non-discretionary component. The nondiscretionary component was a bonus determined as a fixed percentage of annual consolidated net income (2.5% for the Chief Executive Officer and 1.0% for the other named executive officers). The discretionary component was a bonus of up to an additional 25% of salary for the Chief Executive Officer and 20% of salary for other named executive officers that may be awarded, in the discretion of the Committee and with the approval of the Board, depending on the extent to which the executives achieve other important corporate goals (e.g., succession planning, potential acquisitions, safety, quality metrics, new markets, budget performance on items like overhead and capital expenditures, and research and development activities). For 2009, each of the named executive officers bonus plan will be structured among the same two components as described above for 2008. The Plan that is the subject of Proposal 2 constitutes the non-discretionary component of the bonus plan.

        Long-Term Incentives and Retirement Benefits.    We currently provide long-term incentive awards to our named executive officers through our 2006 Stock Incentive Plan, which permits a broad range of types of equity grants. The purpose of the 2006 Stock Incentive Plan is to enable us to attract, retain and motivate our named executive officers and to align a significant portion of executive compensation with the long-term interests of our stockholders.

        In January of 2008, we made grants of restricted stock to our named executive officers. These grants vest in equal installments over three years, subject to continued employment with us. The purposes of the restricted stock grants are to retain the executive over a long timeframe and further strengthen the link between the named executive officer's compensation and the goal of building long-term value for stockholders. To the extent that dividends are declared and paid by the Company, any such dividends are paid on shares of restricted stock held by our named executive officers both prior to and after their vesting dates. In December of 2008, we made additional grants of restricted stock to our named executive officers that vest in equal installments over three years, subject to continued employment with us.

        We also established a new Supplemental Executive Retirement Plan ("SERP") in January of 2008 that provides additional retirement benefits to our named executive officers based upon their salary levels, ages and years of service with the Company. The Compensation Committee used the principles of a "defined benefit" pension plan to determine the number of shares of restricted stock to be granted to each of the executives. The SERP benefit includes:

  •
  A formula for an annual pension benefit, payable for life starting upon retirement from the Company at or after age 65, which is actuarially reduced if the benefit starts before age 65: 2% of final average pay per year of service. For "final average pay," the Compensation Committee used the highest three consecutive years' average annual pay, and "pay" is defined as annual salary plus one-half of the executive's annual bonus. The formula counts all future service up to five years, and 8.1, 12.3 and 16 years of past service for Messrs. Cariou, Santa and Banker, respectively; and

  •
  A projected annual pension benefit for each executive after the completion of five more years of service with the Company, assuming a 5% annual increase in his "pay" from his 2007 compensation. It then calculated the lump sum present value, as of January 9, 2008, of the projected annual pension benefit payable five years hence, assuming a 6.5% annual increase in the value of the Company's stock. Using the closing price of a share of Company stock on January 9, 2008, it then determined the number of shares of stock to be granted on this date whose value equals the lump sum present value described above, and rounded that number to the next higher thousand.

        The SERP benefit consists of shares of restricted stock granted under the 2006 Stock Incentive Plan. The shares of restricted stock vest upon the completion, from date of grant, of five additional years of service with the Company. The shares will vest immediately upon the occurrence of a change in control of the Company, death or disability, termination without cause, or termination of employment by the executive for good reason.

        We believe that our long-term incentive grant practices provide a balanced approach with regard to equity-based compensation and maintain a reasonable and tolerable level of equity dilution for our stockholders.

Compensation Decisions Affecting Our Named Executive Officers

        Compensation of Chief Executive Officer.    In determining the compensation of Mr. Cariou, our President and Chief Executive Officer, our Compensation Committee and the Board focused on (i) competitive levels of compensation for chief executive officers who are leading a company of similar size and complexity and (ii) the importance of retaining a chief executive officer with the strategic, financial and leadership skills to ensure our continued growth and success. ECG Advisors has advised us that Mr. Cariou's base salary, annual incentive target opportunity, and equity-based compensation for 2008 are consistent with reasonable, and competitive practices for high-performing chief executive officers.

        During 2008, Mr. Cariou continued to demonstrate strong leadership and vision for us, to implement key strategic initiatives that strengthen us and increase stockholder value, and to enhance our competitiveness.

          Base Salary.    For 2008, Mr. Cariou's base salary was $440,000 (an increase of approximately 16% from 2007). At its December 9, 2008 meeting, the Compensation Committee increased Mr. Cariou's base salary, effective January 1, 2009, to $455,400 (an increase of approximately 4%). This adjustment was based largely on an assessment of his responsibilities, publicly available information about salaries of executives with similar responsibilities in companies of comparable size and scope, and the assessment of the Compensation Committee and the full Board of his overall performance and contributions to the Company.

          Annual Bonus.    We paid Mr. Cariou a total bonus of $690,008 for his performance in 2008. This bonus was comprised of two components; a non-discretionary bonus, and a discretionary bonus determined at the discretion of the Compensation Committee. Mr. Cariou's non-discretionary 2008 annual incentive opportunity bonus was $601,700, which is 2.5% of our annual consolidated net income for the year. The Compensation Committee awarded a discretionary bonus of $88,308, which represented 20% (out of a possible 25% maximum target) of Mr. Cariou's salary. The Compensation Committee determined the amount of this discretionary bonus based on how well the Committee believed Mr. Cariou achieved important non-quantitative corporate goals related to corporate growth, safety, quality control, research and development, budget performance, earnings quality and risk management, succession planning and board relations.

          Mr. Cariou's annual non-discretionary bonus incentive opportunity for 2009 is an amount equal to 2.5% of our annual consolidated net income for the year up to an amount equal to 175% of Mr. Cariou's base salary and thereafter 1.0% of the Company's annual consolidated net income, plus a discretionary bonus of up to another 25% of salary if, in the opinion of the Board and in its sole discretion, he achieves certain other important corporate goals, as described above.

          Long-Term Incentives.    We granted Mr. Cariou restricted stock awards of 15,000 shares and 25,000 shares on January 9, 2008 and December 10, 2008, respectively. These restricted stock grants vest annually in equal installments over three years. The grants reflect (i) our view of the value of

  Mr. Cariou's long-term contribution to, and leadership of the Company, (ii) the Compensation Committee's and the Board's desire to retain Mr. Cariou and foster his desire to exceed our expectations, and (iii) competitive market practices.

          We also granted Mr. Cariou 35,000 shares of restricted stock on January 9, 2008, under the new SERP which will vest over five years. Additional information regarding the SERP is contained in the sections of this proxy statement entitled "Compensation Discussion and Analysis—Primary Elements of Our Executive Compensation Program—Long-Term Incentives and Retirement Benefits" and "Grants of Plan-Based Awards in Fiscal Year-End 2008."

Compensation of the Other Named Executive Officers.

          Richard A. Santa—Senior Vice President, Chief Financial Officer and Secretary.

          Base Salary.    For 2008, Mr. Santa's base salary was $275,000. At its December 9, 2008 meeting, the Compensation Committee increased Mr. Santa's base salary, effective January 1, 2009, to $284,625 (a 3.5% increase). As with the Chief Executive Officer, this adjustment was based largely on an assessment of Mr. Santa's responsibilities, publicly available information about salaries of executives with similar responsibilities in companies of comparable size and scope, and the assessment of the Compensation Committee and the full Board of his overall performance and contributions to the Company.

          Annual Bonus.    We paid Mr. Santa a total bonus of $283,278 for his performance in 2008. This bonus was comprised of two components; a non-discretionary bonus, and a discretionary bonus determined at the discretion of the Compensation Committee. Mr. Santa's 2008 annual incentive opportunity bonus was $240,680, which is 1.0% of our annual consolidated net income for the year. The Compensation Committee awarded a discretionary bonus of $42,598, which represented 15.5% (out of a possible 20% maximum target) of Mr. Santa's salary. The Compensation Committee determined the amount of this discretionary bonus based on how well the Committee believed Mr. Santa achieved important non-quantitative corporate goals related to earnings quality and risk management, budget performance, overhead and capital management, corporate growth and board relations.

          Mr. Santa's annual non-discretionary bonus incentive opportunity for 2009 is an amount equal to 1.0% of our annual consolidated net income for the year up to an amount equal to 125% of Mr. Santa's base salary and thereafter 0.5% of the Company's annual net income, plus up to another 20% of salary if, in the opinion of the Compensation Committee and the Board and at its sole discretion, he achieves certain other important corporate goals described above.

          Long-Term Incentives.    We granted Mr. Santa restricted stock awards of 6,000 shares and 10,000 shares on January 9, 2008 and December 10, 2008, respectively. These restricted stock grants vest annually in equal installments over three years. The grants reflect (i) our view of the value of Mr. Santa's long-term contribution to, and leadership of the Company, (ii) the Compensation Committee's and the Board's desire to retain Mr. Santa and foster his desire to exceed their expectations, and (iii) competitive marketplace practices.

          We also granted Mr. Santa 25,000 shares of restricted stock on January 9, 2008, under the new SERP which will vest over five years. Additional information regarding the SERP is contained in the sections of this proxy statement entitled "Compensation Discussion and Analysis—Primary Elements of Our Executive Compensation Program—Long-Term Incentives and Retirement Benefits" and "Grants of Plan-Based Awards in Fiscal Year-End 2008."

          John G. Banker—Senior Vice President, Customers and Technology.

          Base Salary.    For 2008, Mr. Banker's base salary was $275,000. At its December 9, 2008 meeting, the Compensation Committee increased Mr. Banker's base salary effective January 1, 2009, to $284,625 (a 3.5% increase). As with the Chief Executive Officer, this adjustment was based largely on an assessment of Mr. Banker's responsibilities, publicly available information about salaries of executives with similar responsibilities in companies of comparable size and scope, and the assessment of the Compensation Committee and the full Board of his overall performance and contributions to the Company.

          Annual Bonus.    We paid Mr. Banker a total bonus of $286,853 for his performance in 2008. This bonus was comprised of two components; a non-discretionary bonus, and a discretionary bonus determined at the discretion of the Compensation Committee. Mr. Banker's 2008 annual incentive opportunity bonus was $240,680, which is 1.0% of our annual consolidated net income for the year. The Compensation Committee awarded a discretionary bonus of $46,173, which represented 17% (out of a possible 20% maximum target) of Mr. Banker's salary. The Compensation Committee determined the amount of this discretionary bonus based on how well the Committee believed Mr. Banker achieved important non-quantitative corporate goals related to budget performance, capital and overhead management, safety, quality control, research and development, corporate growth, succession planning and board relations.

          Mr. Banker's annual non-discretionary bonus incentive opportunity for 2009 is an amount equal to 1.0% of our annual consolidated net income for the year up to an amount equal to 125% of Mr. Banker's base salary and thereafter 0.5% of the Company's annual net income, plus up to another 20% of salary if, in the opinion of the Compensation Committee and the Board and in its sole discretion, he achieves certain other important corporate goals cited above.

          Long-Term Incentives.    We granted Mr. Banker restricted stock awards of 6,000 shares and 10,000 shares on January 9, 2008 and December 10, 2008, respectively. These restricted stock grants vest annually in equal installments over three years. The grants reflect (i) our view of the value of Mr. Banker's long-term contribution to, and leadership of the Company, (ii) the Compensation Committee's and the Board's desire to retain Mr. Banker and foster his desire to exceed their expectations, and (iii) competitive marketplace practices.

          We also granted Mr. Banker 30,000 shares of restricted stock on January 9, 2008, under the new SERP which will vest over five years. Additional information regarding the SERP is contained in the sections of this proxy statement entitled "Compensation Discussion and Analysis—Primary Elements of Our Executive Compensation Program—Long-Term Incentives and Retirement Benefits" and "Grants of Plan-Based Awards in Fiscal Year-End 2008."

Impact of Regulatory Requirements

        Income Tax Considerations.    Under Section 162(m) of the Code, unless various conditions are met that enable compensation to qualify as "performance-based," the annual compensation paid to each of our named executive officers who are covered employees will be tax-deductible only to the extent that it does not exceed $1,000,000. The 2006 Stock Incentive Plan as well as the Plan included in Proposal 2 have been designed to permit the Compensation Committee to grant awards that generally qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m) of the Code, thereby permitting us to receive a federal income tax deduction in connection with such awards even if they exceed $1,000,000. The Compensation Committee generally intends that compensation paid by us will be tax-deductible. However, it may choose to pay nondeductible compensation if it deems it necessary or desirable to attract, retain and reward the executive talent necessary for our success. For example, the restricted stock awards issued under the SERP do not satisfy the conditions of Section 162(m) of the Code, and amounts payable under the SERP at the end of the five year period that, together with other compensation paid in that year, exceed $1,000,000 are not deductible for federal income tax purposes.

        Accounting Considerations.    We are required to treat stock options and restricted stock as an expense under Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payments." The Compensation Committee takes this requirement into account in setting the awards under the 2006 Stock Incentive Plan and the vesting schedule that attaches to those awards.

Summary

        The Compensation Committee and the Board set executive compensation policy and pay opportunities for our named executive officers by keeping in mind competitive practice for a company like Dynamic Materials Corporation, the importance of pay-for-performance, and the continuing need to align the executives' interests with those of stockholders.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of Dynamic Materials Corporation has reviewed and discussed the "Compensation Discussion and Analysis" for the 2008 fiscal year with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in the Proxy Statement for the 2009 annual meeting of stockholders and incorporated by reference into the Company's annual report on Form 10-K for the year ended December 31, 2008.

Compensation Committee Members:
Dean K. Allen, Chairman Gerard Munera Bernard Hueber

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        We do not have any interlocking relationships between any member of our Compensation Committee and any of our executive officers that would require disclosure under the applicable rules promulgated under the U.S. federal securities laws.

 SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2008

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Yvon Pierre Cariou	2008	$440,000	$88,308	$843,480	$31,921	$601,700	$32,975	(2)	$2,038,384
President and Chief Executive	2007	$380,000	$226,000	$196,332	$39,892	$614,669	$24,500	(2)	$1,481,393
Officer	2006	$304,500		$31,692	$50,036	$615,182	$24,965	(2)	$1,026,375

Richard A. Santa	2008	$275,000	$42,598	$469,066	$23,941	$240,680	$32,179	(3)	$1,083,464
Senior Vice President, Chief	2007	$250,000	$142,500	$98,166	$29,828	$245,867	$25,914	(3)	$792,275
Financial Officer and	2006	$234,675	$100,000	$15,846	$37,597	$93,870	$25,288	(3)	$507,276
Secretary

John G. Banker	2008	$275,000	$46,173	$517,154	$23,941	$240,680	$25,263	(4)	$1,128,211
Senior Vice President,	2007	$250,000	$96,250	$98,166	$29,828	$245,867	$23,490	(4)	$743,601
Customers and Technology	2006	$210,000	$100,000	$15,846	$37,597	$126,000	$11,452	(4)	$500,895

(1)
Amounts in these columns represent the dollar amount recognized for financial statement reporting purposes in 2006, 2007 and 2008 for restricted stock awards granted in 2006, 2007 and 2008 and for stock option awards granted in prior years. These amounts reflect our accounting expense for these awards and do not correspond to the actual values that will be recognized by the named executive officers. Assumptions used to determine the amounts in these columns are the same as those used in the valuation of compensation expense for our audited financial statements. Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment" ("SFAS 123R") requires us to estimate forfeitures when awards are granted and reduce estimated compensation expense accordingly. These columns were prepared assuming none of the awards will be forfeited. However, for both these columns and our audited financial statements, compensation expense is adjusted for actual forfeitures. The grant date fair values of restricted stock awards were based on the market price of our stock on the grant dates. The fair values of stock options were estimated on the grant dates using the Black-Scholes option-pricing model. For additional information about these restricted stock awards and option awards, refer to Note 6 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)
Includes expenses relating to a company-leased automobile that was provided to Mr. Cariou ($15,445 in 2008, $12,200 in 2007 and $12,865 in 2006), matching contributions under the company's 401(k) plan ($9,200 in 2008, $9,000 in 2007 and $8,800 in 2006), $3,300 of life insurance premium payments in all three years, and $5,000 in 2008 for the reimbursement of professional fees for financial planning advisory services. Automobile expenses include monthly lease payments and all operating expenses (gas, maintenance, insurance, etc.).

(3)
Includes expenses relating to a company-leased automobile that was provided to Mr. Santa ($14,710 in 2008, $13,645 in 2007 and $13,219 in 2006), matching contributions under the company's 401(k) plan ($9,200 in 2008, $9,000 in 2007 and $8,800 in 2006), $3,269 of life insurance premium payments in all three years, and $5,000 in 2008 for the reimbursement of professional fees for financial planning advisory services. Automobile expenses include monthly lease payments and all operating expenses (gas, maintenance, insurance, etc.).

(4)
Includes expenses relating to a company-leased automobile that was provided to Mr. Banker ($11,011 in 2008, $11,971 in 2007 and $747 in 2006), matching contributions under the company's 401(k) plan ($9,200 in 2008, $9,000 in 2007 and $8,400 in 2006), life insurance premium payments ($2,876 in 2008, $2,519 in 2007 and $2,305 in 2006), and $2,176 in 2008 for the reimbursement of professional fees for financial planning advisory services. Automobile expenses include monthly lease payments and all operating expenses (gas, maintenance, insurance, etc.).

 GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR-END 2008

Name	Grant Date	Target ($)	All Other Stock Awards: Number of Shares of Stock (#)(2)	Grant Date Fair Value of Stock Awards ($)(2)

Yvon Pierre Cariou(1)		$601,700
	1/9/2008		15,000	$738,300
	1/9/2008		35,000	$1,722,700
	12/10/2008		25,000	$395,750

Richard A. Santa(1)		$240,680
	1/9/2008		6,000	$295,320
	1/9/2008		25,000	$1,230,500
	12/10/2008		10,000	$158,300

John G. Banker(1)		$240,680
	1/9/2008		6,000	$295,320
	1/9/2008		30,000	$1,476,600
	12/10/2008		10,000	$158,300

(1)
Mr. Cariou's non-equity incentive plan award for 2008 was calculated by a formula specified in the plan that provided an annual incentive equal to 2.5% of the company's 2008 net income. Non-equity incentive plan awards for Mr. Santa and Mr. Banker were calculated by a formula specified in the plan that provided annual incentives equal to 1% of the company's 2008 net income for each executive. The target award for each of the named executive officer reflects the incentive that was paid. Since the formula in the plan contains no thresholds or maximums, these columns have been deleted.

(2)
Awards granted to all named executive officers were in the form of restricted stock, which vest one-third on each of the first three anniversary dates in the case of the first set of awards granted on January 9, 2008 and the awards granted on December 10, 2008. The second set of awards granted on January 9, 2008 were granted under the new SERP and vest upon the completion, from the date of grant, of five additional years of service with the Company or immediately upon the occurrence of a change in control, death or disability, termination without cause, or termination of employment by the executive for good reason. In accordance SFAS 123R, the grants reflects the grant date fair value of the awards based upon the quoted closing market price of $49.22 and $15.83, respectively, per share of our common stock on January 9, 2008 and December 10, 2008, the dates of grant. Dividends of $0.15 per share were paid on these shares in 2008.

EMPLOYMENT AGREEMENTS

        On February 4, 2009, each of the named executive officers entered into amendments, effective as of January 1, 2009, to their existing employment agreements with the Company which were executed on April 23, 2008. The amendments extended the existing employment agreements an additional year and made certain modifications to the bonus and incentive structures as well as increased the annual salaries.

  Yvon Pierre Cariou

        Mr. Cariou serves as our President and Chief Executive Officer pursuant to an amended employment agreement that is effective as of January 1, 2009 and ends on December 31, 2009, unless otherwise terminated by either party pursuant to the terms of the agreement. Mr. Cariou's employment agreement can be terminated at any time by us for cause (as defined below) effective immediately upon written notice to Mr. Cariou. The employment agreement also provides that Mr. Cariou can be terminated by us for any reason other than for cause upon the payment of one year's salary payable in twelve monthly payments and a bonus for such period based on the average bonus paid to Mr. Cariou for the two years preceding his termination, provided that Mr. Cariou releases us from all claims as a condition of receiving the payments. Mr. Cariou may terminate his employment with us at any time upon sixty days written notice (or upon such shorter period as the Company may agree in writing).

        The employment agreement provides for an annual base salary of $455,400, with annual adjustments at the discretion of our Board. The agreement also provides for annual incentive-based compensation. For the year ended December 31, 2009, Mr. Cariou is eligible to receive a non-discretionary annual bonus equal to an amount equal to 2.5% of the Company's 2009 consolidated net income up to an amount equal to 175% of Mr. Cariou's salary and thereafter 1.0% of the Company's 2009 net income. For the year ended December 31, 2009, Mr. Cariou is also eligible to receive a discretionary annual bonus equal to an amount up to 25% of his 2009 salary. Both the non-discretionary and discretionary bonuses will be determined based on performance goals and rules established by our Compensation Committee. The bonuses, if any, will be payable before March 15, 2010. Under the employment agreement, Mr. Cariou is eligible to receive awards of restricted shares of Common Stock of the Company under the 2006 Stock Incentive Plan, subject to the terms and conditions of such plan and as granted by the Compensation Committee. If we terminate Mr. Cariou's employment for any reason other than for cause, all restricted shares and stock options held by Mr. Cariou will immediately vest, subject to the terms and conditions of the plan and the terms and conditions of the Company's 2006 Stock Incentive Plan. If Mr. Cariou dies during the term of his agreement, his estate will receive accrued but unpaid salary and the bonus he would have received with respect to the portion of the year prior to his death.

        Mr. Cariou also receives the following benefits: (i) term life insurance coverage in the amount of $750,000, which is in addition to the standard term life insurance provided in our standard benefit plan; (ii) participation in the executive long-term disability plan, subject to any waiting periods or exclusions required by the insurance provider; (iii) five weeks of vacation per year until such time as Mr. Cariou's length of service entitles him to additional vacation; (iv) participation in our standard benefit programs including health and dental insurance, term life insurance, accidental death and dismemberment insurance, short and long term disability, paid holiday, and certain other standard benefits provided by us; and (v) participation in our 401(k) retirement plan.

        Mr. Cariou's employment agreement also contains customary non-competition and non-solicitation covenants. These covenants are effective during Mr. Cariou's employment and for a period of two years following termination of his employment for any reason.

  Richard A. Santa

        Mr. Santa serves as our Senior Vice President and Chief Financial Officer pursuant to an amended employment agreement that is effective as of January 1, 2009 and ends on December 31, 2009, unless otherwise terminated by either party pursuant to the terms of the agreement. Mr. Santa's employment agreement can be terminated at any time by us for cause (as defined below) effective immediately upon written notice to Mr. Santa. The employment agreement also provides that Mr. Santa can be terminated by us for any reason other than for cause upon the payment of one year's salary payable in twelve monthly payments and a bonus for such period based on the average bonus paid to Mr. Santa for the two years preceding his termination, provided that Mr. Santa releases us from all claims as a condition of receiving the payments. Mr. Santa may terminate his employment with us at any time upon sixty days written notice (or upon such shorter period as the Company may agree in writing).

        The employment agreement provides for an annual base salary of $284,625, with annual adjustments at the discretion of our Board. The agreement also provides for annual incentive-based compensation. For the year ended December 31, 2009, Mr. Santa is eligible to receive a non-discretionary annual bonus equal to an amount equal to 1% of the Company's 2009 consolidated net income up to an amount equal to 125% of Mr. Santa's salary and thereafter 0.5% of the Company's 2009 net income. For the year ended

December 31, 2009, Mr. Santa is also eligible to receive a discretionary annual bonus equal to an amount up to 20% of his 2008 salary. Both the non-discretionary and discretionary bonus will be determined based on performance goals and rules established by our Compensation Committee. The bonuses, if any, will be payable before March 15, 2010. Under the employment agreement, Mr. Santa is eligible to receive awards of restricted shares of Common Stock of the Company under the Company's 2006 Stock Incentive Plan, subject to the terms and conditions of such plan and as granted by the Compensation Committee. If we terminate Mr. Santa's employment for any reason other than for cause, all restricted shares and stock options held by Mr. Santa will immediately vest, subject to the terms and conditions of the plan and the terms and conditions of the Company's 2006 Stock Incentive Plan. If Mr. Santa dies during the term of his agreement, his estate will receive accrued but unpaid salary and the bonus he would have received with respect to the portion of the year prior to his death.

        Mr. Santa also receives the following benefits: (i) term life insurance coverage in the amount of $415,000 which is in addition to the standard term life insurance provided in our standard benefit plan; (ii) participation in the executive long-term disability plan, subject to any waiting periods or exclusions required by the insurance provider; (iii) five weeks of vacation per year until such time as Mr. Santa's length of service entitles him to additional vacation; (iv) participation in our standard benefit programs including health and dental insurance, term life insurance, accidental death and dismemberment insurance, short and long term disability, paid holiday, and certain other standard benefits provided by us; and (v) participation in our 401(k) retirement plan.

        Mr. Santa's employment agreement also contains customary non-competition and non-solicitation covenants. These covenants are effective during Mr. Santa's employment and for a period of one year, with respect to non-competition, and two years, with respect to non-solicitation, following termination of his employment for any reason.

  John G. Banker

        Mr. Banker serves as our Senior Vice President Customers and Technology pursuant to an amended employment agreement that is effective as of January 1, 2009 and ends on December 31, 2009, unless otherwise terminated by either party pursuant to the terms of the agreement. Mr. Banker's employment agreement can be terminated at any time by us for cause (as defined below) effective immediately upon written notice to Mr. Banker. The employment agreement also provides that Mr. Banker can be terminated by us for any reason other than for cause upon the payment of one year's salary payable in twelve monthly payments and a bonus for such period based on the average bonus paid to Mr. Banker for the two years preceding his termination, provided that Mr. Banker releases us from all claims as a condition of receiving the payments. Mr. Banker may terminate his employment with us at any time upon sixty days written notice (or upon such shorter period as the Company may agree in writing).

        The agreement provides for an annual base salary of $284,625, with annual adjustments at the discretion of our Board. The agreement also provides for annual incentive-based compensation. For the year ended December 31, 2009, Mr. Banker is eligible to receive a non-discretionary annual bonus equal to an amount equal to 1% of the Company's 2009 consolidated net income up to an amount equal to 125% of Mr. Banker's salary and thereafter 0.5% of the Company's 2009 net income. For the year ended December 31, 2009, Mr. Banker is also eligible to receive a discretionary annual bonus in an amount up to 20% of his 2008 salary. Both the non-discretionary and discretionary bonus will be determined based on performance goals and rules established by our Compensation Committee. The bonuses, if any, will payable before March 15, 2010. Under the employment agreement, Mr. Banker is eligible to receive awards of restricted shares of Common Stock of the Company under the Company's 2006 Stock Incentive Plan, subject to the terms and conditions of such plan and as granted by the Compensation Committee. If we terminate Mr. Banker's employment for any reason other than for cause, all restricted shares and stock options held by Mr. Banker will immediately vest, subject to the terms and conditions of the Company's 2006 Stock Incentive Plan. If Mr. Banker dies during the term of his agreement, his estate will receive accrued but unpaid salary and the bonus he would have received with respect to the portion of the year prior to his death.

        Mr. Banker also receives the following benefits: (i) term life insurance coverage in the amount of $415,000 which is in addition to the standard term life insurance provided in our standard benefit plan; (ii) participation in the executive long-term disability plan, subject to any waiting periods or exclusions required by the insurance provider; (iii) five weeks of vacation per year until such time as Mr. Banker's length of service entitles him to additional vacation; (iv) participation in our standard benefit programs including health and dental insurance, term life insurance, accidental death and dismemberment insurance, short and long term disability, paid holiday, and certain other standard benefits provided by us; and (v) participation in our 401(k) retirement plan.

        Mr. Banker's employment agreement also contains customary non-competition and non-solicitation covenants. These covenants are effective during Mr. Banker's employment and for a period of two years following termination of his employment for any reason.

Definition of Cause

        For purposes of each of the named executive officer's employment agreements described above, "cause" is defined as: (i) a willful and substantial breach by the executive of the terms of his employment agreement or any written agreement between the executive and the Company that has a materially adverse effect on the business and affairs of the Company; (ii) the failure by the executive to substantially perform, or the gross negligence in the performance of, his duties hereunder for a period of fifteen days after the Chief Executive Officer of the Company or, in the case of the Chief Executive Officer, the Board has made a written demand for performance which specifically identifies the manner in which he or it believes that the executive has not substantially performed his duties; (iii) the commission by the executive of a willful act or failure to act of misconduct which is injurious to the Company, including, but not limited to, material violations of any Company policy (such as the Company's code of ethics); (iv) conviction or a plea of guilty or nolo contendere in connection with fraud or any crime that constitutes a felony in the jurisdiction involved; or (v) an act or failure to act constituting fraud or dishonesty that compromises the executive's ability to act effectively as a high-level executive of the Company.

2006 Stock Incentive Plan

        Under the respective award agreements, if the named executive officer's employment is terminated for any reason other than (i) death, (ii) disability, (iii) retirement or (iv) termination without cause (as defined in the executive's employment agreement), the named executive officer shall, for no consideration, forfeit to us any shares of restricted stock to the extent such shares are not vested at the time of such termination of employment. If the named executive officer's employment terminates due to death, disability, retirement, or is terminated without cause, any unvested shares of restricted stock will immediately vest on the date of the Executive's termination of employment for such reason.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options: Exercisable (#)(1)		Number of Securities Underlying Unexercised Options: Unexercisable (#)(1)		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares of Stock Held that Have Not Vested (#)(2)	Market Value of Shares of Stock Held that Have Not Vested ($)(3)

Yvon Pierre Cariou			10,000	(4)	$4.87	1/21/2015	3,333	$34,360
							8,000	$154,480
							15,000	$285,465
							35,000	$675,850
							25,000	$482,750

Richard A. Santa	7,500	(4)	7,500	(4)	$4.87	1/21/2015	1,666	$32,170
							4,000	$77,240
							6,000	$115,860
							25,000	$482,750
							10,000	$193,100

John G. Banker			7,500	(4)	$4.87	1/21/2015	1,666	$32,170
							4,000	$77,240
							6,000	$115,860
							30,000	$579,300
							10,000	$193,100

(1)
Adjusted for the 2-for-1 stock split effective October 13, 2005.

(2)
These restricted stock awards were granted on September 21, 2006, June 6, 2007, January 9, 2008 (two grants for each executive officer) and December 10, 2008, respectively, and vest one-third on each of the first three anniversary dates except for the second set of awards granted on January 9, 2008 under the new SERP which vest five years from the date of grant. The shares qualify for dividends if and when the company declares future dividend payments. Dividends of $0.15 per share were paid on these shares in 2008.

(3)
The fair market value is calculated as the product of the closing price on the last business day of 2008, or $19.31 per share, and the number of unvested shares.

(4)
Options were granted on January 21, 2005 and vest 25% per year beginning on January 21, 2006.

Supplemental Executive Retirement Plan

        On January 9, 2008, the Board approved the SERP for the named executive officers. Under the terms of the SERP, on January 9, 2008, the Compensation Committee granted 35,000, 30,000 and 25,000 restricted shares of Company stock to Messrs. Cariou, Santa, and Banker, respectively, at the closing price of $49.22. These restricted shares were issued from the 2006 Stock Incentive Plan.

        The shares vest for each executive upon the completion, from the date of grant, of five additional years of service with the Company. The shares will vest immediately if the executive's employment with the Company is terminated:

  •
  involuntarily by the Company without "cause," as that term is defined in the executive's employment agreements with the Company (and as more fully described in the section of this proxy statement entitled "Employment Agreements—Definition of Cause");

  •
  by the executive, for "good reason," which shall mean substantial diminution in the executive's responsibilities or pay, as well as—without the executive's consent—a relocation of his principal place of business of more than 50 miles, or a substantial increase in his travel duties compared to the present;

  •
  by reason of the death or disability of the executive; or

  •
  upon a change in control of the Company, where Company stock or an equivalent stock is no longer provided.

        The Board intends to revisit the SERP after five years, to determine whether to grant the then-present senior executive team a new round of restricted stock, subject to whatever vesting schedule and assumptions about future service, pay increases and increases in stock value may be appropriate under the circumstances. Additional information regarding the SERP is contained in the section of this proxy statement entitled "Compensation Discussion and Analysis—Primary Elements of Our Executive Compensation Program—Long-Term Incentives and Retirement Benefits."

OPTION EXERCISES AND STOCK VESTED DURING 2008

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)(2)

Yvon Pierre Cariou	10,000	$265,225
	8,500	$111,775
			4,000	$161,920
			3,333	$97,057

Richard A. Santa	18,000	$589,080
	15,000	$335,100
			2,000	$80,960
			1,667	$48,543

John G. Banker	13,750	$584,625
			2,000	$80,960
			1,667	$48,543

(1)
Represents the number of shares acquired on exercise multiplied by the difference between the per share market price of our common stock on the date of exercise and the per share exercise price.

(2)
Represents the number of shares vested multiplied by the per share market price of our common stock on the vesting dates.

POTENTIAL PAYMENTS UPON TERMINATION

  Termination Date and Share Price

        The table below sets forth the potential payments to our named executive officers under various termination scenarios including termination without cause, termination as a result of death or disability and termination as a result of retirement, under the terms of their respective current employment agreements, the 2006 Stock Incentive Plan, and the 1997 Equity Incentive Plan. For purposes of this table, we have assumed the date of termination of employment (regardless of the circumstances) is December 31, 2008, and that termination occurred under the terms of the current employment agreements, which are effective beginning January 1, 2009. The price of our common stock on December 31, 2008, the last trading day of 2008, was $19.31. We have not included the financial effect of a termination for cause as the named executive officers are not entitled to any further compensation or benefits following such a termination. Furthermore, the amounts shown in the tables below do not include payments to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay. Payment of salary upon termination will be made in monthly payments while any salary owed upon termination will be paid in a single lump sum. Payment of these amounts after termination without cause is generally conditioned upon the former executive's exercise of waivers and continued compliance with non-competition and confidentiality obligations. We may make changes to the current employment and termination arrangements with our executive officers or enter into new arrangements from time to time. See "Employment Agreements."

	Yvon Pierre Cariou				Richard A. Santa				John G. Banker

Executive Benefits and Payments upon Termination of Employment	Involuntary Termination without Cause(1)		Death, Disability, Retirement(2)		Involuntary Termination without Cause(1)		Death, Disability, Retirement(2)		Involuntary Termination without Cause(1)		Death, Disability, Retirement(2)

Compensation:

Base Salary	$440,000	(3)	—		$275,000	(4)	—		$275,000	(5)	—

Incentive Bonus	$765,339	(6)	$690,008	(7)	$335,823	(8)	$283,278	(9)	$314,485	(10)	$286,853	(11)

Acceleration of vesting of Stock Options and Restricted Stock(12)	$1,741,205		$1,632,905		$1,117,720		$901,120		$1,105,970		$997,670

TOTAL	$2,946,544		$2,322,913		$1,728,543		$1,184,398		$1,695,455		$1,284,523

(1)
Includes involuntary termination without cause resulting from a change in control.

(2)
The only compensation payable to named executive officers in the event of death, disability or retirement, is the accelerated vesting of restricted stock awards and the bonus, if any, that would have been received in respect to the portion of the fiscal year prior to his death.

(3)
Equals one year's salary for Mr. Cariou based on 2008 annual salary.

(4)
Equals one year's salary for Mr. Santa based on 2008 annual salary.

(5)
Equals one year's salary for Mr. Banker based on 2008 annual salary.

(6)
Equals one year's bonus for Mr. Cariou based on his average bonus for 2007 and 2008.

(7)
Equals Mr. Cariou's 2008 bonus that was paid in 2009.

(8)
Equals one year's bonus for Mr. Santa based on his average bonus for 2007 and 2008.

(9)
Equals Mr. Santa's 2008 bonus that was paid in 2009.

(10)
Equals one year's bonus for Mr. Banker based on his average bonus for 2007 and 2008.

(11)
Equals Mr. Banker's 2008 bonus that was paid in 2009.

(12)
The value of the stock options is based on the difference between the exercise price and the closing market price of our common stock on December 31, 2008 ($19.31). The value of the restricted stock is based on the closing market price of our common stock on December 31, 2008 ($19.31).

DIRECTOR COMPENSATION FOR 2008

Non-employee Director(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Total ($)

Dean K. Allen	$54,000	$106,667	$0	$160,667

Gerard Munera	$40,000	$106,667	$0	$146,667

Bernard Hueber	$38,000	$111,000	$0	$149,000

Richard P. Graff	$42,000	$101,420	$0	$143,420

(1)
Mr. Cariou and Mr. Rospek have been omitted from the table because they do not receive any compensation for serving on our Board, beyond their compensation as employees of the Company.

(2)
The annual fees for each member of the Board and fees related to the applicable Board member's serving on committees are paid quarterly.

(3)
Amounts shown in this column represent the expense recognized in the year ended December 31, 2008, as calculated in accordance with the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payments" ("SFAS 123R") and, as a result, include amounts from restricted stock awards granted in 2007 and 2008. See Note 6 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards. The grant date fair value of the restricted stock awarded to each director on June 9, 2008 with respect to our 2008 fiscal year, computed in accordance with SFAS 123R, was $97,750 for the 2,500 shares granted to each independent director. No options were granted in 2007 to the Board members. The 2007 and 2008 restricted stock awards vest 100% on the later of the first annual stockholders meeting following the date of grant or one year from the date of grant and 2006 restricted stock awards vest 100% on the date of the second annual stockholders meeting following the date of grant. Restricted stock awards are forfeited for no consideration if a director's service is terminated for any reason. As of December 31, 2008, Mr. Allen had 30,000 outstanding options and 6,500 shares of restricted stock, Mr. Hueber had no outstanding options and 7,000 shares of restricted stock, Mr. Munera had 10,000 options outstanding and 6,500 shares of restricted stock, and Mr. Graff had no outstanding options and 5,500 shares of restricted stock.

Compensation for Directors

  Non-employee Directors

        In 2008, each of our non-employee directors received an annual retainer of $12,000 and per meeting fees of $2,000 for in-person attendance at Board meetings, $1,000 for Board meeting attendance by telephone, and $1,000 for attendance at committee meetings. In addition, each independent director received per meeting fees of $2,000 for attendance at executive sessions. The non-executive Chairman of the Board, Mr. Allen, receives an additional annual retainer for service in that position of $12,000 per year, and the Chair of the Audit Committee, Mr. Graff, receives an additional annual retainer for service in that position of $6,000 per year. The members of the Board were also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings.

        In 2008, we granted 2,000 shares of restricted stock to each individual serving as a non-employee director at the time of his re-election to the Board at our annual meeting of stockholders and 3,000 shares of restricted to Mr. Graff upon his initial election to the Board at the 2007 annual meeting. The 2008 restricted stock awards vest 100% on the later of the first annual stockholders meeting following the date of grant or one year from the date of grant. Our intent is that approximately one-half of a non-employee director's annual fees will be cash, and the other one-half will be stock. Under our stock ownership guidelines, our non-employee directors are expected to hold stock worth at least five times their annual cash fees for serving as a director. Additional information about our stock ownership guidelines is contained in the section this proxy statement entitled "Compensation Discussion and Analysis—Philosophy and Objectives of our Executive Compensation Program—Stock Owners Guide."

        ECG Advisors assisted the Compensation Committee by researching market comparables and recommending changes to the fees for non-employee directors. During 2009, each of our non-employee directors will receive an annual retainer of $12,000 and per meeting fees of $2,000 for in-person attendance at Board meetings, $1,000 for Board meeting attendance by telephone, and $1,000 for attendance at committee meetings. Each independent director will also receive per meeting fees of $2,000 for attendance at executive sessions. In addition, the non-executive Chairman of the Board will receive an additional retainer of $12,000 per year for serving as Chairman. Chairmen of the Board's committees will also receive an additional annual retainer: $6,000 (Audit Committee), $4,000 (Compensation Committee), and $2,000 (Nominating and Corporate Governance Committee).

  Rolf Rospek Compensation and Employment Agreement

        Mr. Rolf Rospek became a director of the Company in November 2007 upon the Company's acquisition of DYNAenergetics. Upon this acquisition, the Company's newly-acquired subsidiary, DYNAenergetics, entered into a three-year employment agreement with Mr. Rospek to serve as its managing director, effective as of October 1, 2007. After the initial three-year term, Mr. Rospek's employment agreement continues in effect until terminated by either party upon six months written notice. Notwithstanding the foregoing, DYNAenergetics may terminate for cause at any time upon written notice.

        Pursuant to the terms of his employment agreement, Mr. Rospek receives a yearly salary of €169,543, with annual adjustments based on cost of living. In addition, Mr. Rospek receives an annual performance bonus of at least €42,400. Mr. Rospek also receives the following benefits: (i) payments under the DYNAenergetics pension plan; (ii) life insurance coverage in the amount of €250,000 in case of death or €500,000 in case of invalidity; (iii) continued payment in the event of disability or death for a maximum period of six months and three months, respectively; (iv) director and officer insurance coverage of at least €7.5 million; (v) reimbursement for an existing life insurance policy of Mr. Rospek with an annual payment of €56,169; (vi) reimbursement for business-related expenses, including first class travel; (vii) a company car with monthly leasing rates of not more than €1,020 and (viii) thirty working days of annual vacation.

        Mr. Rospek's employment agreement also contains non-competition and non-solicitation covenants. These covenants are effective during the term of Mr. Rospek's employment and for a period of two years following the termination of his employment agreement.

        For the year ended December 31, 2008, Mr. Rospek received a salary of $258,616 and a performance bonus of $64,444, which was paid in cash. Pursuant to his employment agreement, during 2008, the Company paid $2,456 into the DYNAenergetics pension plan with respect to Mr. Rospek, $82,644 of premiums on a life insurance policy for Mr. Rospek and $17,179 of automobile expenses. On December 10, 2009, the Company granted Mr. Rospek restricted stock awards of 7,000 shares. These restricted stock grants vest annually in equal installments over three years.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2008 with respect to the shares of our common stock that may be issued under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	105,750	$5.24	596,750
Equity compensation plans not approved by security holders	—	$—	N/A

Total	105,750	$5.24	596,750

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of April 13, 2009, including, shares subject to stock options exercisable within 60 days, by: (i) each of our executive officers; (ii) each of our directors; and (iii) all of our executive officers and directors as a group.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner(2)	Number of Shares	Percent of Total
Yvon Pierre Cariou	178,440	1.39%
Richard A. Santa	152,934	1.19%
John G. Banker	103,828	*
Rolf Rospek	74,781	*
Dean K. Allen	51,500	*
Richard Graff	5,500	*
Bernard Hueber	7,000	*
Gerard Munera(3)	16,500	*
All executive officers and directors as a group (8 persons)	590,483	4.59%

*
Less than 1%

(1)
This table is based upon information supplied by officers, directors and filings made pursuant to Section 16(a) of the Exchange Act filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 12,851,377 shares of common stock outstanding on April 13, 2009, adjusted as required by rules promulgated by the SEC.

(2)
Unless otherwise indicated, the address of each beneficial owner is c/o Dynamic Materials Corporation, 5405 Spine Road, Boulder, Colorado 80301.

(3)
Includes 10,000 shares that may be acquired upon exercise of currently exercisable stock options. Shares of common stock subject to options that are exercisable within 60 days of April 13, 2009, are deemed to be beneficially owned by the person holding those options for the purpose of computing the percentage ownership of the person but are not treated as outstanding for the purpose of computing any other person's percentage ownership.

        The following table sets forth certain information regarding the ownership of our common stock as of April 13, 2009, by each person or group known by us to be the beneficial owner of more than 5% of our common stock.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
Wellington Management Company, LLP(2) 75 State Street Boston, MA 02109	925,130	7.20%
Fidelity Management & Research Company(3) 82 Devonshire Street Boston, MA 02109	900,000	7.00%
Brown Capital Management, Inc.(4) 1201 N. Calvert Street Baltimore, MD 21202	806,728	6.28%
Delaware Management Holdings(5) 2005 Market Street Philadelphia, PA 19103	789,788	6.15%

(1)
This table is based upon information supplied by the principal stockholders on the Statement of Beneficial Ownership filed on Schedule 13G with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 12,851,377 shares outstanding on April 13, 2009.

(2)
Based on the Statement of Beneficial Ownership filed on Schedule 13G on February 17, 2009, by Wellington Management Company, LLP, in its capacity as an investment advisor for shares owned by its clients. Wellington Management Company, LLP has the shared power to vote or direct the vote for 568,930 shares, and the shared power to dispose or to direct the disposition of 925,130 shares.

(3)
Based on the Statement of Beneficial Ownership filed on Schedule 13G on February 17, 2009, by FMR LLC, Fidelity Management & Research Company, its wholly-owned subsidiary and Edward C. Johnson, III, its investment advisor. Edward C. Johnson, III, and FMR LLC each has sole power to dispose of the shares owned by Fidelity Management Research Company. Neither FMR LLC nor Edward C. Johnson, III, has the sole power to vote or direct the voting of shares. Such power resides with the funds' Boards of Trustees.

(4)
Based on the Statement of Beneficial Ownership filed on Schedule 13G/A on February 4, 2009, by Brown Capital Management, Inc., in its capacity as an investment advisor for shares owned by its clients. Brown Capital Management has the sole power to vote or direct the vote for 433,210 shares, and the sole power to dispose or direct the disposition of 806,728 shares.

(5)
Based the Statement of Beneficial Ownership filed on Schedule 13G/A on February 6, 2009, by Delaware Management Holdings and Delaware Management Business Trust, these entities each have the sole voting power of 782,389 shares, and the sole disposition power of 789,788 shares. Lincoln National Corp. is the ultimate parent of Delaware Management Business Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC an initial report of ownership and to report changes in ownership of our common stock and other equity securities. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our officers, directors, and greater than 10% beneficial owners were complied with and filed on time.

Code of Business Conduct and Ethics

        We have adopted a Code of Ethics applicable to each of the named executive officers. The Code of Ethics may be viewed on our website, www.dynamicmaterials.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Board recognizes that certain transactions, arrangements, and relationships between us, on the one hand, and members of the Board, certain officers and persons and entities affiliated with such persons, on the other hand, present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof), compared to transactions between us and unaffiliated third parties. Accordingly, the Board has adopted a written Related Party Transaction Policy and Procedures (the "Related Party Transaction Policy") for the purpose of establishing guidelines and procedures by which our Audit Committee shall evaluate and consider for approval all proposed Related Party Transactions, as more fully described therein.

        In accordance with the Related Party Transaction Policy, we may enter into, or continue with, a "Related Party Transaction" only if: (i) such transaction, arrangement or relationship has been approved or ratified by the Audit Committee in accordance with the guidelines set forth therein and (ii) such transaction arrangement or relationship contains commercial terms that are no less favorable to us than those that could be obtained in a transaction between us and an unrelated third party.

        All Related Party Transactions will be disclosed in our filings with the SEC to the extent required by the Securities Act of 1933, as amended, the Exchange Act and the rules and regulations promulgated thereunder.

HOUSEHOLDING

        As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including the Notice of Internet Availability of Proxy Materials, proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any request for multiple copies or paper copies of proxy materials should be directed to Dynamic Materials Corporation, c/o Corporate Secretary, 5405 Spine Road, Boulder, Colorado 80301, or by telephone at (303) 665-5700. Upon request, we will promptly deliver a separate copy. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

 OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
/s/ RICHARD A. SANTA RICHARD A. SANTA Senior Vice President, Chief Financial Officer and Secretary
April 24, 2009

        Accompanying this proxy statement is a copy of our Annual Report to Stockholders, which includes our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2008. Additional copies of the Annual Report and the Form 10-K are available without charge upon written request to: Corporate Secretary, Dynamic Materials Corporation, 5405 Spine Road, Boulder, Colorado 80301.

 APPENDIX A

DYNAMIC MATERIALS CORPORATION

Dynamic Materials Corporation Performance-Based Plan

1.     PURPOSES.

  This Plan is intended to enable the Company to attract, retain, motivate and reward qualified senior executive officers by providing them with the opportunity to earn competitive annual bonus compensation directly linked to business unit performance and overall Company performance. Compensation paid under this Plan is intended to qualify as "performance-based compensation" within the meaning of Section 162(m), so as to exempt such compensation from the deduction limits imposed by Section 162(m) and to make such compensation deductible by the Company for Federal income tax purposes.

2.     DEFINITIONS.

  The following words as used in this Plan have the meanings ascribed to each below:

  a.
  162(m) Performance Goal means attainment of annual consolidated net income of the Company for 2009. The Award paid under this Plan based on achievement of 162(m) Performance Goals is intended to constitute "performance-based compensation" within the meaning of Section 162(m).

  b.
  Award means an annual incentive award, payable in cash or property, granted in accordance with Section 4 of this Plan.

  c.
  Board means the Board of Directors of the Company.

  d.
  Committee means the Compensation Committee of the Board, which shall be comprised solely of two or more "outside directors" as defined in regulations and other guidance promulgated under Section 162(m).

  e.
  Company means Dynamic Materials Corporation.

  f.
  Disability means a disability determined by the Committee based on the Company's Long Term Disability Plan.

  g.
  Effective Date means January 1, 2009. This Plan must be adopted by the Board within 90 days of the beginning of the 2009 calendar year.

  h.
  Participant means the Chief Executive Officer, the Chief Financial Officer, and the Senior Vice President, Customers and Technology.

  i.
  Payable Award means the earned amount of a bonus, based on an Award that complies with Sections 4 and 5 of this Plan.

  j.
  Plan means the Dynamic Materials Corporation Performance-Based Plan, as set forth herein and as may be amended from time to time.

  k.
  Plan Year means any calendar year during the term of the Plan.

  l.
  Section 162(m) means Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations and guidance promulgated thereunder.

3.     ADMINISTRATION.

  The Committee will administer and interpret this Plan. In accordance with Section 4 of this Plan, the Committee will certify whether such performance goals have been met, and determine the amount of the Award to be paid; certified Awards must be paid by March 15 of the following the year covered by the Award. The Committee's determinations under this Plan will be final and conclusive.

4.     AMOUNT AND CERTIFICATION OF BONUS.

  The following are the amounts of potential awards for each Plan Year: (a) for the Chief Executive Officer, 2.5% of the Company's annual consolidated net income for such Plan Year up to an amount equal to 175% of such executive's base salary effective on the first day of such Plan Year and thereafter 1.0% of the Company's consolidated net income for such Plan Year; (b) for the Senior Vice President and Chief Financial Officer, 1.0% of the Company's annual consolidated net income for such Plan Year up to an amount equal to 125% of such executive's base salary effective on the first day of such Plan Year and thereafter 0.5% of the Company's consolidated net income for such Plan Year; and (c) for the Senior Vice President—Customers and Technology, 1.0% of the Company's annual consolidated net income for such Plan Year up to an amount equal to 125% of such executive's base salary effective on the first day of such Plan Year and thereafter 0.5% of the Company's consolidated net income for such Plan Year.

  Following the conclusion of any Plan Year, prior to the payment of any Awards in the form of cash bonuses under this Plan with respect to that Plan Year, the Committee shall certify in writing the levels of attainment of the 162(m) Performance Goals for that Plan Year and the calculation of the total Payable Award amount for each Participant. Awards shall be paid as soon as practicable following certification by the Committee, and no later than March 15 of the year following the Plan Year covered by the Award

5.     CERTAIN ACCELERATING PAYMENT EVENTS.

  Normally, an Award is only payable upon the attainment of 162(m) Performance Goals. However, in the event of death or Disability, the affected Participant will not be entitled to any payout of his or her outstanding Award under this Plan without regard to the actual attainment of 162(m) Performance Goals.

6.     GENERAL PROVISIONS.

  a.
  Shareholder Approval Required.    This Plan is subject to approval of the Company's shareholders and shall be submitted for such approval at the 2009 Annual Meeting of Shareholders. If this Plan is not approved by the shareholders at that meeting, no bonus amounts shall be paid with respect to the Awards made under this Plan.

  b.
  Termination; Amendment.    Unless earlier terminated, this Plan shall terminate on December 31, 2014 upon completion of the Plan Year then ended. The Board may at any time amend or terminate this Plan, except that no amendment will be effective without approval by the Company's shareholders if such approval is necessary to qualify amounts payable hereunder as "performance-based compensation" under Section 162(m). No termination of this Plan shall affect performance goals and related Awards established by the Committee prior to such termination.

  c.
  No Employment or Bonus Rights.    Nothing in this Plan will be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its subsidiaries. If a Participant's employment terminates for any reason before the last day of the applicable Plan

    Year, the Participant will not be entitled to any payout of his or her outstanding Award under this Plan.

  d.
  Nonalienation of Benefits.    Except as expressly provided herein or otherwise required by applicable law, no Participant or beneficiary will have the power or right to alienate, transfer, anticipate, sell, assign, pledge, attach, or otherwise encumber the Participant's interest under this Plan.

  e.
  Withholding.    Any Award payable to a Participant or a beneficiary under this Plan will be subject to any applicable Federal, state, and local income and employment taxes and any other amounts that the Company or a subsidiary is required at law to deduct and withhold from such Award.

  f.
  Plan Unfunded.    The entire cost of this Plan shall be paid from the general assets of the Company. The rights of any Participant or beneficiary to receive an Award under this Plan shall be only those of a general unsecured creditor, and neither the Company nor the Board or the Committee shall be responsible for the adequacy of the general assets of the Company to meet and discharge Plan liabilities.

  g.
  Severability.    If any provision of this Plan is held unenforceable, the remainder of this Plan will continue in full force and effect without regard to such unenforceable provision and will be applied as though the unenforceable provision were not contained in this Plan.

  h.
  Governing Law.    This Plan will be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.

  i.
  Headings.    Headings are inserted in this Plan for convenience of reference only and are to be ignored in any construction of the provisions of this Plan.

DYNAMIC MATERIALS CORPORATION
By:	[name, title]

PROXY	PROXY

DYNAMIC MATERIALS CORPORATION
5405 SPINE ROAD, BOULDER, COLORADO 80301

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
DYNAMIC MATERIALS CORPORATION
FOR THE ANNUAL MEETING OF STOCKHOLDERS—JUNE 4, 2009

        The undersigned hereby constitutes and appoints Yvon Pierre Cariou and Richard A. Santa, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Dynamic Materials Corporation to be held at the St. Julien Hotel in Boulder, Colorado, on June 4, 2009, at 8:30 a.m. local time, and at any postponements, continuations and adjournments thereof, on all matters coming before said meeting.

        You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

        PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

DYNAMIC MATERIALS CORPORATION
PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY. (X)

1.	Election of Directors	FOR all nominees (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees ☐
(INSTRUCTION: To withhold authority to vote for any individual nominee mark the box next to the nominee's name below)
	Dean K. Allen ☐	Yvon Pierre Cariou ☐	Bernard Hueber ☐
	Gerard Munera ☐	Richard P. Graff ☐	Rolf Rospek ☐
2.	To approve the Company's Performance-Based Plan
	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009
	FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1 through 3.

The Board of Directors recommends a vote "FOR" the listed proposals.

Dated:	, 2009

Signature(s)

Please mark, sign and return promptly using the enclosed envelope. Executors, administrators, trustees, etc. should give a title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
NOMINEES
PROPOSAL 2 APPROVAL OF THE DYNAMIC MATERIALS CORPORATION PERFORMANCE-BASED PLAN
PROPOSAL 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2008
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR-END 2008
EMPLOYMENT AGREEMENTS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008
OPTION EXERCISES AND STOCK VESTED DURING 2008
POTENTIAL PAYMENTS UPON TERMINATION
DIRECTOR COMPENSATION FOR 2008
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
HOUSEHOLDING
OTHER MATTERS
APPENDIX A DYNAMIC MATERIALS CORPORATION Dynamic Materials Corporation Performance-Based Plan